UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Addus HomeCare Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

On April 30, 2013 Addus HomeCare Corporation filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). This amendment is being filed to correct an inadvertent error in the number of shares of common stock reported as outstanding as of the record date for the Annual Meeting. The Proxy Statement previously stated that there were 10,860,520 shares of common stock outstanding but there were actually 10,891,438 shares of common stock outstanding as of such date. This change affects the beneficial ownership percentages presented in the table under the heading “How Much Stock is Owned By Directors, Executive Officers and Holders of at Least 5%?” on page 19 of the Proxy Statement. The following table reflects the corrected percentages:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Eos Funds (1)	4,023,000	36.9%
Mark S. Heaney (2)	354,675	3.2
Dennis Meulemans (3)	55,275	*
Daniel Schwartz (4)	7,549	*
W. Andrew Wright, III (5)	850,565	7.8
Mark L. First (1)	4,033,412	37.0
Simon A. Bachleda (1)	4,033,412	37.0
Steven I. Geringer (6)	10,412	*
Wayne B. Lowell (7)	9,636	*
R. Dirk Allison (8)	10,260	*
Darby Anderson (9)	67,951	*
Perritt Funds (10)	558,300	5.1
All directors and executive officers as a group (10 persons)	5,410,147	48.2

*	Less than one percent.

(1)	Consists of 3,125,520 shares of common stock held by Eos Capital Partners III, L.P. and 897,480 shares of common stock held by Eos Partners SBIC III, L.P., which are affiliates and are referred to as the Eos Funds. As a Managing Director of Eos Management, Mr. First has voting and investment control over and may be considered the beneficial owner of stock owned by the Eos Funds. As a Principal of Eos Management, Mr. Bachleda has voting and investment control over and may be considered the beneficial owner of stock owned by the Eos Funds. Each of Messrs. First and Bachleda disclaims any beneficial ownership of the stock owned by the Eos Funds. The address of each of the Eos Funds is 320 Park Avenue, New York, New York 10022. We issued 1,000 shares of restricted stock to each of Messrs. First and Bachleda in connection with the IPO. Such shares vested equally over a three-year period beginning on the date of grant. We issued 2,000 additional shares of restricted stock to each of Messrs. First and Bachleda on March 30, 2011 for their service on the Board. Such shares vested on October 27, 2011. We issued 7,412 shares of restricted stock to each of Messrs. First and Bachleda on June 20, 2012 for their service on the Board. 2,918 of such shares vested on October 26, 2012 and 4,494 of such shares will vest on June 20, 2013.

(2)	Includes options to purchase 218,930 shares, which are immediately exercisable, and options to purchase 6,667 shares, which are exercisable within 60 days of April 29, 2012. Also includes 50,000 shares of restricted stock that were issued to Mr. Heaney on March 11, 2013. Such shares vest equally over a four-year period beginning on the date of grant.

(3)	Includes options to purchase 30,000 shares, all of which are immediately exercisable.

(4)	Mr. Schwartz resigned his position as Chief Operating Officer of Addus HealthCare effective November 16, 2012. Mr. Schwartz’s 80,000 unvested options were forfeited in connection with such resignation. Based on a Statement of Changes in Beneficial Ownership on Form 4 filed by Mr. Schwartz on August 11, 2011, but also includes 5,049 shares of common stock issued to Mr. Schwartz upon exercise of his options that had vested prior to his resignation.

(5)	Includes 77,976 shares held in trusts over which Mr. Wright has shared voting power.

(6)	We issued 1,000 shares of restricted stock to Mr. Geringer when he joined the Board on October 27, 2009. Such shares vested equally over a three-year period beginning on the date of grant. We issued an additional 2,000 shares of restricted stock to Mr. Geringer on March 30, 2011 for his service on the Board. Such shares vested on October 27, 2011. We issued 7,412 shares of restricted stock to Mr. Geringer on June 20, 2012 for his service on the Board. 2,918 of such shares vested on October 26, 2012 and 4,494 of such shares will vest on June 20, 2013.

(7)	We issued 1,073 shares of restricted stock to Mr. Lowell when he joined the Board on January 4, 2010. Such shares vested equally over a three-year period beginning on the date of grant. We issued an additional 2,000 shares of restricted stock to Mr. Lowell on March 30, 2011 for his service on the Board. Such shares vested on January 4, 2012. We issued 6,563 shares of restricted stock to Mr. Lowell on June 20, 2012 for his service on the Board. 2,069 of such shares vested on January 3, 2013 and 4,494 of such shares vest on June 20, 2013. Mr. Lowell holds 5,142 shares of the indicated stock in a margin account. Mr. Lowell has informed the Company that he intends to resign from the Board effective June 30, 2013.

(8)	We issued 2,762 shares of restricted stock to Mr. Allison when he joined the Board on October 20, 2010. Such shares vest equally over a three-year period beginning on the date of grant. We issued 7,498 shares of restricted stock to Mr. Allison on June 20, 2012 for his service on the Board. 3,004 of such shares vested on October 19, 2012 and 4,494 of such shares will vest on June 20, 2013.

(9)	Includes options to purchase 62,951 shares, which are immediately exercisable, and options to purchase 5,000 shares, which are exercisable within 60 days of April 29, 2012.

(10)	The information with respect to Perritt Capital Management, Inc., Perritt MicroCap Opportunities Fund, Inc. and Perritt Funds, Inc. (collectively referred to in the table above as the “Perritt Funds”) is based solely on their Schedule 13G filed with the SEC on February 11, 2013. The address for the Perritt Funds is 300 South Wacker Drive, Suite 2880, Chicago, IL 60606.

The Proxy Statement has also been revised to change the mailing date for the notice of the Annual Meeting, Proxy Statement and proxy card from on or about May 7, 2013 to on or about May 8, 2013. No other changes to the Proxy Statement have been made hereby.